 Exhibit 10.1

AMENDMENT

TO THE

MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of April 23, 2008, between FARM CREDIT SERVICES OF AMERICA, FLCA (“Farm Credit”) and SUPERIOR ETHANOL, L.L.C., Omaha, Nebraska (the “Company”).

BACKGROUND

Farm Credit and the Company are parties to a Master Loan Agreement dated March 15, 2007 (such agreement, as previously amended, is hereinafter referred to as the “MLA”).  Farm Credit and the Company now desire to amend the MLA.  For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree as follows:

1.

Section 11(B) of the MLA is hereby amended and restated to read as follows:

SECTION 10.

Financial Covenants.  Unless otherwise agreed to in writing, while this agreement is in effect:

(B)

Net Worth.  The Company will have at the end of each period for which financial statements are required to be furnished under Section 9(H) hereof an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than:  (i) $58,100,000.00 effective May 31, 2008; and (ii) increasing to $61,600,000.00 at fiscal year ending 2008 and thereafter.

2.

Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA		SUPERIOR ETHANOL, L.L.C.

By:	/s/ Kathryn J. Frahm	By:	/s/ Jerry L. Peters

Title:	Vice-President - Credit	Title:	Manager